UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 25, 2019

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

_________________

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

H.B. Fuller Company (“H.B. Fuller” or the “Company”) is filing this Current Report on Form 8-K to provide restated unaudited historical financial information for each quarter of the fiscal year and for the fiscal year ended December 1, 2018 to reflect accounting changes implemented in the first quarter ended March 2, 2019. The financial information is provided on a retrospective basis as if the changes had taken place at the beginning of the fiscal year ended December 1, 2018. The changes include the adoption of an Accounting Standards Update related to accounting for pension plans and a customer realignment between certain operating segments. Other than the reclassification of certain elements of net pension cost within the income statement, these changes have no impact on the Company’s consolidated statements of income, consolidated balance sheets, consolidated statements of total equity and consolidated statements of cash flows previously reported on the basis of generally accepted accounting principles (“GAAP”).

The Company is also providing supplemental unaudited historical revised adjusted measures for each quarter of the fiscal year and for the fiscal year ended December 1, 2018 that do not conform to generally accepted accounting principles (“non-GAAP measures”), including adjusted net income attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin, adjusted gross profit and adjusted gross profit margin, and adjusted selling, general and administrative expenses. The non-GAAP measures reflect the adoption of the new pension accounting standard and the customer realignment. Management has included the non-GAAP information to assist investors in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP measures should not be construed as an alternative to the reported results determined in accordance with GAAP, and the non-GAAP measures may not be consistent with the methodologies used by other companies. The non-GAAP measures have been reconciled to the nearest applicable GAAP measures in the tables below. There was no change to the Company’s non-GAAP measures on a consolidated basis for adjusted net income attributable to H.B. Fuller or adjusted EBITDA as a result of the new pension standard or customer realignment among operating segments.

Pension Accounting Change

In the first quarter ended March 2, 2019, the Company adopted Accounting Standards Update No. 2017-07, Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which requires companies to include only the service cost component of net periodic pension cost and net periodic postretirement benefit cost in operating expenses. The other components of net benefit cost, including interest cost, expected return on assets, amortization of prior service cost/credit, actuarial gain/loss and settlement and curtailment effects, are to be included in nonoperating expenses. Prior to adopting the accounting change for pension plans, all pension items were recorded in operating expenses. The classification requirements of this standard are applied on a retrospective basis.

Customer Realignment

Also, effective in the first quarter ended March 2, 2019, the Company realigned certain customers within its existing operating segments in an effort to improve the alignment of its sales organization and market strategies. The primary change involves moving the Company's bus, truck and rail customers from the Americas Adhesives and EIMEA Adhesives operating segments to the Engineering Adhesives operating segment, in addition to lesser impacts in the Asia Pacific and Construction Adhesives operating segments.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	H.B. Fuller Segment Financial Information (Restated for Pension Adjustment and Customer Realignment)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ John J. Corkrean
John J. Corkrean Executive Vice President and Chief Financial Officer

Date: March 25, 2019

EXHIBIT INDEX

Exhibit No.	Description

99.1	H.B. Fuller Segment Financial Information (Restated for Pension Adjustment and Customer Realignment)

4